Exhibit 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that this statement on Schedule 13D, dated October 22, 2013, with respect to the common stock, par value $0.01 per share, of Anchor BanCorp Wisconsin Inc. is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Date: October 22, 2013
Capital Z Partners III, L.P.

By:	Capital Z Partners III GP, L.P., its General Partner
By:	Capital Z Partners III GP, Ltd., its General Partner

By:	/s/ Craig Fisher
Name:	Craig Fisher
Title:	General Counsel

Capital Z Partners III GP, L.P.

By:	Capital Z Partners III GP, L.P., its General Partner
By:	Capital Z Partners III GP, Ltd., its General Partner

By:	/s/ Craig Fisher
Name:	Craig Fisher
Title:	General Counsel

Capital Z Partners III GP, Ltd.

By:	Capital Z Partners III GP, L.P., its General Partner
By:	Capital Z Partners III GP, Ltd., its General Partner

By:	/s/ Craig Fisher
Name:	Craig Fisher
Title:	General Counsel